Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	CCI FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES THIRD-QUARTER 2021 FINANCIAL RESULTS

Revenues Grow 11.7% to $216.7 Million

Net Income Increases 27.0% to $11.6 Million, or $0.72 per Diluted Share

Adjusted Earnings per Diluted Share Increases 19.7% to $0.91

Adjusted EBITDA Increases 27.4% to $24.9 Million

Frisco, Texas (November 1, 2021) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the third quarter and nine months ended September 30, 2021.

Net service revenues increased 11.7% for the third quarter to $216.7 million from $194.0 million for the third quarter of 2020. Net income increased 27.0% to $11.6 million for the third quarter of 2021 from $9.1 million for the third quarter last year, while net income per diluted share was $0.72 compared with $0.57 for the same period a year ago. Adjusted net income per diluted share was $0.91 for the third quarter of 2021 compared with $0.76 for the third quarter of 2020.

Adjusted net income for the third quarter of 2021 excludes acquisition and de novo expenses of $0.08 and stock-based compensation expense of $0.11. Adjusted EBITDA increased 27.4% to $24.9 million for the third quarter of 2021 from $19.5 million for the third quarter of 2020. (See page 8 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.)

For the first nine months of 2021, net service revenues increased 12.5% to $639.9 million from $568.8 million for the first nine months of 2020. Net income increased 29.9% to $32.1 million for the first nine months of 2021 from $24.7 million for the first nine months of last year, while net income per diluted share increased to $2.00 from $1.55. Adjusted net income per diluted share grew 15.9% to $2.62 for the first nine months of 2021 from $2.26 for the same period in 2020. Adjusted EBITDA increased 25.0% to $69.9 million for the first nine months of 2021 from $56.0 million for the first nine months of 2020.

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “We had record results in the third quarter with overall revenue growth of 11.7% over the prior-year period and improved profitability. Our personal care service line, which accounted for 78.3% of total revenue, was up 4.0% on a same store basis, which is within our target range of 3-5% organic revenue growth, and we anticipate potential improvement enhanced by upcoming scheduled rate increases. Home health had another strong quarter, up 24.8% over the third quarter last year, reflecting significantly higher volumes. As expected, we are seeing continued improvement in our hospice business with sequential growth in admissions, average daily census, and median length of stay. Overall operating trends were positive, despite pressures related to the surge in the Delta variant of COVID-19 as well as a tightening labor market, which had some effect on our growth in certain markets.”

As of September 30, 2021, the Company had cash of $152.4 million and bank debt of $224.9 million, with capacity and availability under its revolving credit facility of $367.0 million and $123.8 million, respectively. Net cash provided by operating activities was $17.6 million for the third quarter of 2021.

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ADUS Announces Third-Quarter 2021 Financial Results

November 1, 2021

On October 1, 2021, the Company completed its acquisition of Summit Home Health, LLC, (“Summit”) based in the Chicago metro area, the Company’s largest market for personal care services. Allison noted, “This acquisition is based on our strategy to add clinical services in geographic markets where we have a strong personal care presence and opportunities in value-based care. With the addition of Summit’s $7.0 million in annualized revenues, we have added $30 million in annualized revenues through acquisitions to date in 2021. We remain focused on pursuing acquisitions that are accretive to our business and complement our organic growth opportunities. Our pipeline remains solid and we have the financial flexibility to pursue additional strategic acquisitions and further strengthen our competitive position.”

Allison continued, “We are pleased with our results to date in 2021 and continue to benefit from a favorable environment for home-based care with strong demand trends and increased government recognition and support through state and federal funding. The pandemic has demonstrated the critical need for safe, quality, patient-centered care in the home, and Addus is well positioned to meet this demand across our operating segments. We have a proven operating model and a dedicated team of frontline caregivers and support staff who share our mission to provide essential home care services to the patients who count on Addus for safe and cost-effective care.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA and adjusted net income per diluted share, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition and de novo expenses, stock-based compensation expense, restructure expenses, and other costs. The Company defines adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, acquisition and de novo expenses, stock-based compensation expense, restructure expenses, and other costs. The Company defines adjusted diluted earnings per share as earnings per share, adjusted for acquisition and de novo expenses, stock compensation expense, restructure expenses, and other costs. The Company defined adjusted net income, adjusted EBITDA, adjusted diluted earnings per share to exclude net COVID expenses arising from the pandemic from the second quarter of 2020 to the first quarter of 2021. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted earnings per share to earnings per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted earnings per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

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ADUS Announces Third-Quarter 2021 Financial Results

November 1, 2021

Conference Call

Addus will host a conference call on Tuesday, November 2, 2021, at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), passcode 6998238. A telephonic replay of the conference call will be available through midnight on November 9, 2021, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 6998238.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any future impact to our business operations, reimbursements and patient population due to the recent COVID-19 global pandemic, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus HomeCare currently provides home care services to approximately 44,500 consumers through 207 locations across 22 states. For more information, please visit www.addus.com.

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ADUS Announces Third-Quarter 2021 Financial Results

November 1, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020

Net service revenues	$216,662	$193,987	$639,857	$568,779
Cost of service revenues	149,616	137,686	442,804	401,646

Gross profit	67,046	56,301	197,053	167,133
	30.9%	29.0%	30.8%	29.4%
General and administrative expenses	46,280	40,806	139,865	125,189
(Gain) loss on sale of assets	—	(73)	16	281
Depreciation and amortization	3,406	3,045	10,594	8,872

Total operating expenses	49,686	43,778	150,475	134,342

Operating income	17,360	12,523	46,578	32,791
Total interest expense, net	1,577	593	4,002	1,733

Income before income taxes	15,783	11,930	42,576	31,058
Income tax expense	4,206	2,811	10,508	6,374

Net income	$11,577	$9,119	$32,068	$24,684

Net income (loss) per diluted share	$0.72	$0.57	$2.00	$1.55

Weighted average number of common shares outstanding:
Diluted	16,030	15,957	16,060	15,934

Cash Flow Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020

Net cash provided by operating activities	$17,608	$22,412	$14,287	$73,299
Net cash (used in) investing activities	(30,505)	(12,542)	(32,433)	(17,507)
Net cash provided by financing activities	25,876	1,912	25,447	2,825

Net change in cash	12,979	11,782	7,301	58,617
Cash at the beginning of the period	139,400	158,549	145,078	111,714

Cash at the end of the period	$152,379	$170,331	$152,379	$170,331

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ADUS Announces Third-Quarter 2021 Financial Results

November 1, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30,
	2021	2020

Assets
Current assets
Cash	$152,379	$170,331
Accounts receivable, net	133,814	118,623
Prepaid expenses and other current assets	13,514	10,426

Total current assets	299,707	299,380

Property and equipment, net	18,614	19,305

Other assets
Goodwill	497,919	286,552
Intangible assets, net	66,332	52,873
Deferred tax assets, net	5,919	1,479
Operating lease assets	36,424	35,842

Total other assets	606,594	376,746

Total assets	$924,915	$695,431

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$23,167	$17,270
Accrued payroll	31,626	26,315
Accrued expenses	35,780	26,254
Government stimulus advance	7,674	7,141
Accrued workers compensation	14,286	14,668
Current portion of long-term debt, net of debt issuance costs	—	2,095

Total current liabilities	112,533	93,743
Long-term debt, less current portion, net of debt issuance costs	220,707	59,561
Long-term lease liability, less current portion	33,509	33,977
Other long-term liabilities	115	550

Total long-term liabilities	254,331	94,088

Total liabilities	366,864	187,831

Total stockholders’ equity	558,051	507,600

Total liabilities and stockholders’ equity	$924,915	$695,431

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ADUS Announces Third-Quarter 2021 Financial Results

November 1, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenues by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,

	2021	2020	2021	2020

Net Service Revenues by Segment
Personal Care	$169,609	$165,916	$510,744	$482,849
Hospice	39,095	23,986	112,098	73,723
Home Health	7,958	4,085	17,015	12,207

Total Revenue	$216,662	$193,987	$639,857	$568,779

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ADUS Announces Third-Quarter 2021 Financial Results

November 1, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,

	2021	2020	2021	2020

General
Personal Care
States served at period end	—	—	22	24
Locations at period end	—	—	162	153
Average billable census - same store	37,270	38,589	37,534	38,443
Average billable census - acquisitions (1)	709	—	732	—
Average billable census total (2)	37,979	38,589	38,266	38,443
Billable hours (in thousands)	7,537	7,778	22,712	22,825
Average billable hours per census per month	65.8	66.9	65.7	65.6
Billable hours per business day	114,195	117,841	116,472	116,454
Revenues per billable hour	$22.47	$21.29	$22.45	$21.11
Organic growth
- Revenue (3)	4.0%	4.8%	6.6%	8.8%
Hospice
Locations served at period end	—	—	34	30
Admissions	2,565	1,399	7,211	4,393
Average daily census	2,629	1,681	2,523	1,762
Average discharge length of stay	95.2	108.6	95.4	103.4
Patient days	240,692	154,609	680,600	482,765
Revenue per patient day	$162.43	$155.14	$164.71	$152.71
Organic growth
- Revenue	(4.8)%	(5.6)%	(7.2)%	0.0%
- Average daily census	(7.6)%	(6.2)%	(24.6)%	3.9%
Home Health
Locations served at period end	—	—	11	10
New Admissions	2,608	1,096	4,962	3,186
Recertifications	1,081	607	2,476	2,006
Total Volume	3,689	1,703	7,438	5,192
Visits	55,963	28,073	115,210	91,580
Organic growth
- Revenue	24.8%	(8.9)%	15.9%	(0.6)%
- New Admissions	27.9%	42.6%	23.8%	23.0%
Percentage of Revenues by Payor:
Personal Care
State, local and other governmental programs	49.5%	51.5%	49.5%	50.3%
Managed care organizations	45.3	43.2	45.3	44.1
Private duty	2.9	3.1	2.9	3.2
Commercial	1.4	1.5	1.5	1.5
Other	0.9%	0.7%	0.8%	0.9%
Hospice
Medicare	92.8%	93.4%	93.4%	92.8%
Managed care organizations	3.9	4.7	3.9	5.0
Other	3.3%	1.9%	2.7%	2.2%
Home Health
Medicare	80.1%	78.0%	80.5%	79.2%
Managed care organizations	15.3	20.3	16.7	19.0
Other	4.6%	1.7%	2.8%	1.8%

(1)   The average billable census in acquisitions of 811 and 893 for the three and nine months ended September 30, 2020 was reclassified to average billable census - same stores for comparability purposes. The average billable census for the three and nine months ended September 30, 2021 was prorated for the date of the acquisition.

(2) Exited sites would have reduced same store census for the three and nine months ended September 30, 2020 by 768 and 766, respectively.

(3)   Management has suspended materially all of its new patient admissions under the New York consumer self-directed program based on program uncertainty and therefore excludes associated revenues from the calculation.

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ADUS Announces Third-Quarter 2021 Financial Results

November 1, 2021

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,

	2021	2020	2021	2020

Reconciliation of Adjusted EBITDA to Net Income: (2)
Net income	$11,577	$9,119	$32,068	$24,684
Interest expense, net	1,577	593	4,002	1,733
(Gain) loss on sale of assets	—	(73)	16	281
Income tax expense	4,206	2,811	10,508	6,374
Depreciation and amortization	3,406	3,045	10,594	8,872
COVID-19 expense, net	—	702	(591)	1,228
Acquisition and de novo expenses	1,663	338	5,383	3,883
Stock-based compensation expense	2,341	1,462	7,105	3,987
Restructure expenses and other costs	103	1,529	857	4,921

Adjusted EBITDA	$24,873	$19,526	$69,942	$55,963

Reconciliation of Adjusted Net Income to Net Income: (3)
Net income	$11,577	$9,119	$32,068	$24,684
(Gain) loss on sale of assets, net of tax	—	(56)	12	223
COVID-19 expense, net of tax	—	537	(479)	976
Acquisition and de novo expenses, net of tax	1,220	258	4,361	3,047
Stock-based compensation expense, net of tax	1,716	1,119	5,370	3,153
Restructuring expenses and other costs, net of tax	76	1,169	647	3,897

Adjusted Net Income	$14,589		$41,979	$35,980

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (4)
Net income per diluted share	$0.72	$0.57	$2.00	$1.55
Loss on sale of assets per diluted share	—	—	—	0.01
COVID-19 expense per diluted share	—	0.02	(0.02)	0.06
Acquisition and de novo expenses per diluted share	0.08	0.02	0.27	0.19
Restructure expenses and other costs per diluted share	—	0.08	0.04	0.25
Stock-based compensation expense per diluted share	0.11	0.07	0.33	0.20

Adjusted net income per diluted share	$0.91	$0.76	$2.62	$2.26

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (5)
Net service revenues	$216,662	$193,987	$639,857	$568,779
Revenues associated with the closure of certain sites	—	(2,369)	2	(7,133)

Adjusted net service revenues	$216,662	$191,618	$639,859	$561,646

(1)

The Company defined adjusted net income, adjusted EBITDA, and adjusted diluted earnings per share to exclude net COVID expenses arising from the pandemic from the second quarter of 2020 to the first quarter of 2021.

(2)

We define Adjusted EBITDA as earnings before interest expense, interest income from the state of Illinois, other non-operating income, taxes, depreciation, amortization, acquisition and de novo expenses, stock-based compensation expense, restructure expenses and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted Net Income as net income before interest income from the state of Illinois, acquisition and de novo expenses, stock-based compensation expense, restructure expenses and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted diluted earnings per share as earnings per share, adjusted for interest income from the state of Illinois, acquisition and de novo expenses, stock-based compensation expense and restructure expense, and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(5)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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